EXHIBIT D
                    ALLIANT ENERGY CORPORATION
                     TAX ALLOCATION AGREEMENT

   This Agreement is made by and among Alliant Energy Corporation, a registered public utility holding company, and its affiliated corporations, as identified in Exhibit A hereto (collectively, the "Group"; individually, "member of the Group").

   WHEREAS, the members of the Group are affiliated corporations within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended, and will join in the annual filing of a consolidated federal income tax return;

   WHEREAS, the members of the Group intend to allocate the consolidated income tax liabilities and benefits to each member of the Group in a fair and equitable manner; and

   WHEREAS, the members of the Group intend to allocate the liabilities and benefits arising from the Group's annual consolidated income tax returns in compliance with Title 17, section 250.45(c) of the Code of Federal Regulations, section 1552(a)(1) of the Internal Revenue Code and Title 26, section 1.1502-33(d)(2)(ii) of the Code of Federal Regulations;

IT IS THEREFORE AGREED, as follows:

Section 1   Definitions
            -----------
   For purposes of this Agreement, the following definitions shall apply:

(a) "Consolidated tax" shall mean the Group's aggregate tax liability for a tax year as shown on the consolidated federal income tax return and any adjustments thereto thereafter determined.

(b) "Consolidated refund" shall mean the Group's refund for a taxable year as shown on the consolidated federal income tax return and any adjustments thereto thereafter determined.

(c) "Separate company taxable income" for this purpose has the meaning as defined in Regulation section 1.1502-12; such separate company taxable income will be determined as if each member of the group filed separate income tax returns. In computing separate company taxable income, it will be assumed that:

   o dividends received by one member of the group from other members of the group will qualify for the 100% dividend received deduction
   o gain or loss deferred pursuant to the regulations under section 1502 shall be included in separate company taxable income in the same manner as in the consolidated return
   o charitable contribution deductions deferred pursuant to the regulations under section 1502 shall be included in separate company taxable income in the same manner as in the consolidated return

(d) A "positive allocation" shall be the obligation of a member of the Group to make a payment to Alliant Energy
      Corporation. A "negative allocation" shall be the right of a member of the Group to receive payment from Alliant Energy Corporation.

(e) "Cash Call" shall be the notification sent by Alliant Energy Corporation to each member of the Group indicating the positive allocation or negative allocation attributable to such member. Such notification shall be sent within a reasonable time after the occurrence of any of the following events: the due date for quarterly estimated tax payments; the unextended due date of the return; the extended due date of the return; the filing of an amended return; or the resolution of an audit. Alliant Energy Corporation will send a notification to each member of the Group even if no payment is due to the Internal Revenue Service.

   Section 2   General Allocation Method
               -------------------------
   The members of the Group shall allocate the consolidated tax or consolidated refund in accordance with the procedures set forth below. The result of the following provisions shall be referred to as a positive allocation or a negative allocation, as the case may be.

(a) The total consolidated tax liability, after all losses and credits allowed in arriving at the consolidated tax liability, shall be apportioned initially to each member in an amount equal to the ratio which that portion of the consolidated taxable income attributable to each member having positive separate company taxable income bears to the combined taxable income of those members having positive separate company taxable income.

(b) If the consolidated tax liability apportioned to a member in paragraph (a) is less than the consolidated tax liability of such member computed on a separate return basis, such member shall pay the difference to Alliant Energy Corporation, in addition to the amount determined under paragraph (a); the member(s) having separate company taxable loss to whom tax reduction is attributable shall receive credit for such tax reduction and shall receive payment pursuant to such credit from Alliant Energy Corporation pursuant to the provisions of Section 4.

(c) Alliant Energy Corporation shall not receive payment for any tax reduction allowed under paragraph (b) above. If Alliant Energy Corporation receives credit for a tax reduction pursuant to paragraph (b), then each member having positive taxable income shall be entitled to receive a portion of the tax reduction using the allocation method in paragraph (a) above. Members having a taxable loss shall not participate in the allocation of Alliant Energy Corporation's tax reduction.

   Section 3   Special Allocation Rules
               -------------------------

(a) Alternative Minimum Tax. In any year in which alternative minimum tax (AMT) is payable by the Group, the consolidated tax shall be separated into two parts: regular tax and AMT.

  (1) Regular tax shall be allocated in accordance with the general allocation method set forth in Section 2, above.

  (2) AMT will be allocated to each member of the Group based on the proportion of:

            (a) the excess of a member's separate company alternative minimum taxable income over its separate company regular taxable income, to

            (b) the aggregate of the excesses of such companies' alternative minimum taxable income over their regular taxable income.

   (3) Each member whose regular taxable income exceeds its alternative minimum taxable income on a separate company basis shall be excluded from this calculation and shall not be impacted by the Group's AMT liability.

   (4) The minimum tax credit shall be allocated to the members of the Group to which the associated AMT was allocated, equal to the associated AMT allocated to such members.

(b) General Business Credit, Section 1341 credit, Capital Loss Carryover, Other Tax Benefits and Items Taxed at Different Rates. Any general business credit, section 1341 credit, capital loss carryover, other tax benefit and items taxed at rates other than the rate applicable to corporate taxable income shall be allocated on a separate return basis to those members whose investments or contributions generated the credit, capital loss carryover, benefit, or item taxed at a different rate. If the credit, capital loss carryover, benefit, or item taxed at a different rate cannot be entirely utilized in the year the item is generated, then the item shall be allocated on a separate return basis to those members whose investments or contributions generated the credit, capital loss carryover, benefit or item taxed at a different rate. Any general business credit, section 1341 credit, capital loss carryover, other tax benefit and item taxed at a different rate that is required to be carried forward will be included in a Cash Call in the year that the unused portion is utilized in the consolidated tax return.

   Section 4   Payments
               --------
   Each member of the Group is responsible for its own tax liability. Payment of such liability shall be made in accordance with the following procedure:

(a)   A member of the Group with a positive allocation shall pay
      Alliant Energy Corporation, upon receipt of a Cash Call, the amount allocated.

(b) A member of the Group with a negative allocation shall receive payment from Alliant Energy Corporation, upon receipt of a Cash Call, in the amount of the negative allocation.

(c) Alliant Energy Corporation shall pay to the Internal Revenue Service the Group's consolidated tax, or receive from the Internal Revenue Service the Group's consolidated refund.

(d) Alliant Energy Corporation shall make any calculations on behalf of the members of the Group necessary to comply with the estimated tax provisions of section 6655 of the Internal Revenue Code. Based on such calculations, Alliant Energy Corporation shall charge the members appropriate amounts at intervals consistent with the dates in that section.

(e) If the Group has a consolidated net operating loss ("NOL") for a taxable year (the "loss year") and the NOL cannot be used in full by being carried back to a prior taxable year, the unused portion of the NOL shall be allocated to the members of the Group having separate company losses for the loss year in proportion to the relative magnitude of such separate company losses for the loss year. Each such member shall carry the separate company loss from the loss year forward to the following taxable year and combine it with its allocation for such following taxable year. Any unused portion of an NOL that is required to be carried forward will be included in a Cash Call in the year that the unused portion of the NOL is utilized in the consolidated tax return.

(f) A member shall make any payment required by this section within 10 days after receiving a Cash Call from Alliant Energy Corporation. Alliant Energy Corporation also shall make any payment required by this section within 10 days after receiving a cash call from a member. To facilitate the Cash Call process, Heartland Properties, Inc. may receive cash from or make a payment to Alliant Energy Corporation on behalf of itself and all members of the Group that are directly or indirectly owned by Heartland Properties, Inc. Such members shall receive cash from or make payment to Heartland Properties, Inc. within a reasonable time thereafter.

(g) If any member is delinquent in making payment to Alliant Energy Corporation, or if Alliant Energy Corporation is delinquent in making payments to any member, such member will be charged or credited with interest at the prime rate for the period of delinquency.


   Section 5   Adjustments to Tax Liability Shown on Returns
               ---------------------------------------------

(a) In the event that the consolidated tax or consolidated refund is subsequently adjusted by an amended income tax return, the Internal Revenue Service, or a court decision, the consolidated tax, consolidated refund and separate company taxable income shall be adjusted accordingly, consistent with the methodology set forth previously in this Agreement. Any prior payments among the members of the Group shall be adjusted to conform to the change.

(b) If any interest is paid or received as a result of an adjustment to the consolidated tax or consolidated refund, it will be allocated to the parties in the proportion that each member's change in separate company taxable income in each affected year bears to the change in consolidated taxable income.

(c) Any penalty shall be paid by the member of the Group that is responsible for the penalty. If the party at fault cannot be determined, the penalty shall be allocated in the same manner as if it were additional tax.

   Section 6   New Affiliates
               --------------

   The members of the Group will cause any corporation which becomes an affiliated corporation within the meaning of section 1504 of the Internal Revenue Code to join in this Agreement.


   Section 7   Amendment
               ---------
   This Agreement may be amended from time to time as the result of changes in federal or state law or relevant facts and circumstances.


   Section 8   Cooperation of Members
               ----------------------

   Each member shall execute and file any consent, election or other document that may be required or appropriate for the proper filing of consolidated income tax returns and for the allocations provided by this Agreement.


   Section 9   Effective date
               --------------

   This Agreement is effective for the allocation of the current income tax liability of the Group for the tax year ending
   12/31/99 and all subsequent years until amended in writing.

   Section 10   Governing law
                -------------

   The laws of the state of Wisconsin shall govern this Agreement.


   Section 11   Relationship to Other Agreements
                --------------------------------

   This Agreement supercedes any and all prior Agreements to which any of the members of the Group may have been a party.

**************************************************************************

The above procedures for allocating the consolidated income tax liability of the Group have been agreed to by each of the below listed members of the Group, as evidenced by the signature of an officer of each member.


Alliant Energy Corporation                                       By: ______________
Wisconsin Power & Light Company                                  By: ______________
South Beloit Water Gas & Electric Company                        By: ______________
Interstate Power Company                                         By: ______________
IPC Development                                                  By: ______________
IES Utilities, Inc.                                              By: ______________
IES Ventures                                                     By: ______________
IES Midland Development, Inc.                                    By: ______________
Alliant Energy Resources, Inc.                                   By: ______________
Capital Square Financial Corporation                             By: ______________
Heartland Energy Services, Inc.                                  By: ______________
Heartland Energy Group, Inc.                                     By: ______________
Heartland Environmental Holding Company                          By: ______________
ENTRA Technologies Consulting, Inc.                              By: ______________
RMT, Inc.                                                        By: ______________
RMT of Michigan, Inc.                                            By: ______________
Jones & Neuse                                                    By: ______________
Quality Environmental Systems, Inc.                              By: ______________
RMT of North Carolina                                            By: ______________
RMT International, Inc.                                          By: ______________
Alliant Energy Transportation, Inc.                              By: ______________
Transfer Services, Inc.                                          By: ______________
Cedar Rapids & Iowa City Railway Co.                             By: ______________
Williams Bulk Transfer, Inc.                                     By: ______________
Alliant Energy International, Inc.                               By: ______________
Alliant Energy Brazil Inc.                                       By: ______________
Alliant Energy Services Corp.                                    By: ______________


                                       11

Alliant Energy Industrial Services, Inc.                         By: ______________
Whiting Petroleum Corporation                                    By: ______________
WPC Golden Gas Corporation                                       By: ______________
Whiting Programs, Inc.                                           By: ______________
WOK Aquisitions Company                                          By: ______________
WAH Royalty Company                                              By: ______________
Industrial Energy Applications, Inc.                             By: ______________
Industrial Energy Applications Delaware Inc.                     By: ______________
Energy's, Inc.                                                   By: ______________
Schedin & Associates                                             By: ______________
Alliant Energy Investments, Inc.                                 By: ______________
Village Lakeshares Inc.                                          By: ______________
Iowa Land & Building Co.                                         By: ______________
Alliant Energy Investco, Inc.                                    By: ______________
Heartland Properties, Inc.                                       By: ______________
Heartland Affordable Housing - Antigo Depot, Inc.                By: ______________
Heartland Affordable Housing - Antigo, Inc.                      By: ______________
Heartland Affordable Housing - Appleton Phase II, Inc.           By: ______________
Heartland Affordable Housing - Appleton, Inc.                    By: ______________
Heartland Affordable Housing - Berlin North River, Inc.          By: ______________
Heartland Affordable Housing - Berlin WPL, Inc.                  By: ______________
Heartland Affordable Housing - Berlin, Inc.                      By: ______________
Heartland Affordable Housing - Columbus Whitney, Inc.            By: ______________
Heartland Affordable Housing - Columbus, Inc.                    By: ______________
Heartland Affordable Housing - De Pere, Inc.                     By: ______________
Heartland Affordable Housing - Fond du Lac Eldorado              By: ______________
Heartland Affordable Housing - Holmen, Inc.                      By: ______________
Heartland Affordable Housing - Janesville Jeffris Flat           By: ______________
Heartland Affordable Housing - Kenosha Windsong, Inc.            By: ______________
Heartland Affordable Housing - Madison Fairwood Arms             By: ______________
Heartland Affordable Housing - Madison Main Street               By: ______________
Heartland Affordable Housing - Madison YWCA, Inc.                By: ______________
Heartland Affordable Housing - Manitowoc, Inc.                   By: ______________
Heartland Affordable Housing - Marinette, Inc.                   By: ______________
Heartland Affordable Housing - Marshfield Tower Hall II, Inc.    By: ______________
Heartland Affordable Housing - Marshfield, Inc.                  By: ______________
Heartland Affordable Housing - Mayville, Inc.                    By: ______________
Heartland Affordable Housing - Mc Farland, Inc.                  By: ______________
Heartland Affordable Housing - Northland, Inc.                   By: ______________
Heartland Affordable Housing - Oregon, Inc.                      By: ______________
Heartland Affordable Housing - Paddock Lake, Inc.                By: ______________
Heartland Affordable Housing - Pardeeville II, Inc.              By: ______________
Heartland Affordable Housing - Pardeeville, Inc.                 By: ______________
Heartland Affordable Housing - Platteville, Inc.                 By: ______________
Heartland Affordable Housing - Plymouth, Inc.                    By: ______________
Heartland Affordable Housing - Port Edwards II, Inc.             By: ______________
Heartland Affordable Housing - Port Edwards, Inc.                By: ______________
Heartland Affordable Housing - Portage, Inc.                     By: ______________
Heartland Affordable Housing - Prairie Du Chien II               By: ______________
Heartland Affordable Housing - Prairie Du Chien, Inc.            By: ______________
Heartland Affordable Housing - Reedsburg, Inc.                   By: ______________

                                       12

Heartland Affordable Housing - Ripon, Inc.                       By: ______________
Heartland Affordable Housing - Sheboygan Balzer, Inc.            By: ______________
Heartland Affordable Housing - Sheboygan Falls, Inc.             By: ______________
Heartland Affordable Housing - Sheboygan Jung, Inc.              By: ______________
Heartland Affordable Housing - Sheboygan Leverenz, Inc.          By: ______________
Heartland Affordable Housing - Sheboygan, Inc.                   By: ______________
Heartland Affordable Housing - Sun Prairie, Inc.                 By: ______________
Heartland Affordable Housing - The Falconer, Inc.                By: ______________
Heartland Affordable Housing - Verona, Inc.                      By: ______________
Heartland Affordable Housing - Wausau, Inc.                      By: ______________
Heartland Capital Management, Inc.                               By: ______________
Heartland - McFarland WB, Inc.                                   By: ______________
Heartland Fund IV - Beloit Burton, Inc.                          By: ______________
Heartland Fund IV - Racine Wilmanor, Inc.                        By: ______________
Heartland Water Tower, Inc.                                      By: ______________
Heartland -Pheasant Glen, Inc.                                   By: ______________
Heartland Special Limited, Inc.                                  By: ______________
Heartland Fund I, Inc.                                           By: ______________
Heartland Fund I - Grand Chute, Inc.                             By: ______________
Heartland Fund I - Cudahy III, Inc.                              By: ______________
Heartland Fund I - Riverplace, Inc.                              By: ______________
Heartland Fund I - Sussex, Inc.                                  By: ______________
Heartland Fund I - Waunakee, Inc.                                By: ______________
Heartland Fund I - Delavan, Inc.                                 By: ______________
Heartland Fund I - Eau Claire Oakwood, Inc.                      By: ______________
Heartland - Beech Grove, Inc.                                    By: ______________
Heartland -Dekoven, Inc.                                         By: ______________
Heartland -Landings, Inc.                                        By: ______________
Heartland -Orchard Place, Inc.                                   By: ______________
Heartland -Timber Trails, Inc.                                   By: ______________

                                    EXHIBIT A
COMPANY NAME
------------

Alliant Energy Corporation
Wisconsin Power & Light Company
South Beloit Water Gas & Electric Company
Interstate Power Company
IPC Development
IES Utilities, Inc.
IES Ventures
IES Midland Development, Inc.
Alliant Energy Resources, Inc.
Capital Square Financial Corporation
Heartland Energy Services, Inc.
Heartland Energy Group, Inc.
Heartland Environmental Holding Company
ENTRA Technologies Consulting, Inc.
RMT, Inc.
RMT of Michigan, Inc.
Jones & Neuse
Quality Environmental Systems, Inc.
RMT of North Carolina
RMT International, Inc.
Alliant Energy Transportation, Inc.
Transfer Services, Inc.
Cedar Rapids & Iowa City Railway Co.
Williams Bulk Transfer, Inc.
Alliant Energy International, Inc.
Alliant Energy Brazil Inc.
Alliant Energy Services Corp.
Alliant Energy Industrial Services, Inc.
Whiting Petroleum Corporation
WPC Golden Gas Corporation
Whiting Programs, Inc.
WOK Aquisitions Company
WAH Royalty Company
Industrial Energy Applications, Inc.
Industrial Energy Applications Delaware Inc.
Energy's, Inc.
Schedin & Associates
Alliant Energy Investments, Inc.
Village Lakeshares Inc.
Iowa Land & Building Co.
Alliant Energy Investco, Inc.
Heartland Properties, Inc.
Heartland Affordable Housing - Antigo Depot, Inc.
Heartland Affordable Housing - Antigo, Inc.
Heartland Affordable Housing - Appleton Phase II, Inc.
Heartland Affordable Housing - Appleton, Inc.
Heartland Affordable Housing - Berlin North River, Inc.
Heartland Affordable Housing - Berlin WPL, Inc.
Heartland Affordable Housing - Berlin, Inc.
Heartland Affordable Housing - Columbus Whitney, Inc.

COMPANY NAME
------------

Heartland Affordable Housing - Columbus, Inc.
Heartland Affordable Housing - De Pere, Inc.
Heartland Affordable Housing - Fond du Lac Eldorado
Heartland Affordable Housing - Holmen, Inc.
Heartland Affordable Housing - Janesville Jeffris Flat
Heartland Affordable Housing - Kenosha Windsong, Inc.
Heartland Affordable Housing - Madison Fairwood Arms
Heartland Affordable Housing - Madison Main Street
Heartland Affordable Housing - Madison YWCA, Inc.
Heartland Affordable Housing - Manitowoc, Inc.
Heartland Affordable Housing - Marinette, Inc.
Heartland Affordable Housing - Marshfield Tower Hall II, Inc.
Heartland Affordable Housing - Marshfield, Inc.
Heartland Affordable Housing - Mayville, Inc.
Heartland Affordable Housing - Mc Farland, Inc.
Heartland Affordable Housing - Northland, Inc.
Heartland Affordable Housing - Oregon, Inc.
Heartland Affordable Housing - Paddock Lake, Inc.
Heartland Affordable Housing - Pardeeville II, Inc.
Heartland Affordable Housing - Pardeeville, Inc.
Heartland Affordable Housing - Platteville, Inc.
Heartland Affordable Housing - Plymouth, Inc.
Heartland Affordable Housing - Port Edwards II, Inc.
Heartland Affordable Housing - Port Edwards, Inc.
Heartland Affordable Housing - Portage, Inc.
Heartland Affordable Housing - Prairie Du Chien II
Heartland Affordable Housing - Prairie Du Chien, Inc.
Heartland Affordable Housing - Reedsburg, Inc.
Heartland Affordable Housing - Ripon, Inc.
Heartland Affordable Housing - Sheboygan Balzer, Inc.
Heartland Affordable Housing - Sheboygan Falls, Inc.
Heartland Affordable Housing - Sheboygan Jung, Inc.
Heartland Affordable Housing - Sheboygan Leverenz, Inc.
Heartland Affordable Housing - Sheboygan, Inc.
Heartland Affordable Housing - Sun Prairie, Inc.
Heartland Affordable Housing - The Falconer, Inc.
Heartland Affordable Housing - Verona, Inc.
Heartland Affordable Housing - Wausau, Inc.
Heartland Capital Management, Inc.
Heartland - McFarland WB, Inc.
Heartland Fund IV - Beloit Burton, Inc.
Heartland Fund IV - Racine Wilmanor, Inc.
Heartland Water Tower, Inc.
Heartland -Pheasant Glen, Inc.
Heartland Special Limited, Inc.
Heartland Fund I, Inc.
Heartland Fund I - Grand Chute, Inc.
Heartland Fund I - Cudahy III, Inc.
Heartland Fund I - Riverplace, Inc.
Heartland Fund I - Sussex, Inc.
Heartland Fund I - Waunakee, Inc.
Heartland Fund I - Delavan, Inc.

COMPANY NAME
------------

Heartland Fund I - Eau Claire Oakwood, Inc.
Heartland - Beech Grove, Inc.
Heartland -Dekoven, Inc.
Heartland -Landings, Inc.
Heartland -Orchard Place, Inc.
Heartland -Timber Trails, Inc.